                                                                  EXHIBIT 10.101

                                   LEASE AGREEMENT


    This Lease is made in duplicate this 12th day of September, 1997, by and between Grand Summit Resort Properties, Inc., a Maine corporation with its principal place of business in the Town of Newry, Maine, hereinafter referred to as "LESSOR" and Sunday River, Ltd, a Maine corporation with its offices in Newry, Maine, hereinafter referred to as "LESSEE".

    For the consideration hereinafter set forth and reserved, LESSOR has agreed to demise and let, and hereby does demise and let to LESSEE, and LESSEE has agreed to take, and hereby does take from LESSOR, certain lands and Premises situated in the Town of Newry, County of Oxford and State of Maine, described as follows:

         The commercial condominium units at the Jordan Grand Summit Resort Properties, Inc. Condominium at Jordan Bowl, to be located in Newry, Maine, as more particularly described in Exhibit "A" attached hereto and made a part hereof, hereinafter the "Premises".

    TO HAVE AND TO HOLD the Premises with all the privileges and appurtenances thereof, to LESSEE subject to the following terms and conditions:

    1. TERM AND RENT. This Lease shall be in effect for a term of five years, beginning on the 1st day of December, 1997 and ending on the 30th day of November, 2002. The rent due hereunder shall be paid as follows:

    An amount equal to Positive EBITDA from operation of the Premises, less 15%. For purposes of this Lease, Positive EBITDA shall mean for each fiscal quarter assuming a fiscal year end of July 31. Net income or loss resulting from the operations of the Premises by the LESSEE determined independently for those operations which shall be accounted for separately from the LESSEE'S other operations in accordance with generally accepted accounting principals without giving effect to extraordinary gains and losses from sales, exchanges or other dispositions of property not in the ordinary course of business, and nonrecurring items, plus, to the extent deducted in calculating net income, the sum of, without duplication, (i) depreciation expense, (ii) amortization expense, (iii) consolidated interest expense plus the non-cash portion of consolidated interest expense on debt related to such Premises, (iv) income tax expense and (v) other non-cash items. The foregoing adjustments to net income shall be made solely with respect to operations at the Premises, which, in accordance with the provisions of this Lease Agreement, shall be accounted for separately from Lessee's other operations.

    The LESSEE does hereby covenant with the LESSOR that the LESSEE, during the term of said Lease and for such further time as it or any other person or persons claiming under it shall hold the said Premises or any part thereof, will pay unto the LESSOR the said rent at times and in the manner aforesaid.

         LATE CHARGE: At the option of the LESSOR, the LESSEE agrees and shall pay a "late charge" of two percent (2%) of any monthly rental installment when paid more than (7) days after the due date thereof. Said late charge shall be added to the next succeeding month's regular rent.

    2. PERMITTED USE. LESSEE shall use and occupy the Premises for any purpose permitted under applicable zoning and land use regulations.

    The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to cause cancellation of the insurance on the Premises or on the building.

    3. ACCEPTANCE OF PREMISES: ALTERATIONS OR ADDITIONS. The LESSEE, by taking possession of the Premises, shall accept and shall be held to have accepted the same as suitable for the use intended by the LESSEE. The LESSOR shall not be required after possession of the Premises has been delivered to the LESSEE, to make any structural repairs or improvements to the Premises, except those outlined herein. The LESSEE shall not make alterations or additions, without written permission of the LESSOR, which shall not be unreasonably withheld, however, such alterations shall be at the sole cost and expense of the LESSEE. In connection therewith, LESSEE shall comply with all applicable rules, regulations, laws or orders of any governmental authority or any rules of LESSOR'S insurance carrier. LESSEE will pay any and all expenses necessary to bring or keep the Premises in compliance with federal, state or local laws, rules, ordinances and building codes.

    LESSOR specifically covenants and agrees to be responsible for all exterior maintenance and repair limited to structural repairs, replacement or repair of plumbing, electrical or heating systems, site improvements such as sewer and water, roof, exterior walls and foundation, on the subject Premises. LESSOR shall have the responsibility of exterior painting which obligation shall be no more than once every eight (8) years. Exterior painting shall utilize a color using the current decorating scheme or any other color agreed upon between LESSOR and LESSEE provided, however, that color shall be in conformity with all local zoning regulations.

    4. DUTY TO KEEP PREMISES IN GOOD ORDER. The LESSEE hereby covenants and agrees to keep the interior Premises in as good order, repair and conditions as the same area at the commencement of the term thereof, or may be put in thereafter, damage by fire or unavoidable casualty and reasonable wear and tear excepted; and at the termination hereof, to peaceably yield up said Premises and all additions, alterations and improvements thereto, in such good order and repair and conditions, leaving the premise clean, neat and tenantable.

    5. MAINTENANCE. LESSEE shall, at their own expense, keep and maintain the interior surfaces of the Premises in good order and repair and shall not damage or deface said Leased Premises. LESSEE shall be obligated to maintain the exterior and common areas of said Premises including the entry ways. Parking areas, hallways, and walkways. It shall be the

                                          2

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obligation of LESSEE to make any repairs to the building including, windows, interior glass and walls, elevator system, alarm system, lighting, carpeting and flooring. Said repairs and maintenance shall also include, but not limited to, repairs, cleaning and snow and ice removal. LESSEE shall maintain said Premises and otherwise operate said Premises in conformity in all material respects, with all existing land use permits currently governing the Leased Premises.

    6. CAPITAL IMPROVEMENTS AND REPAIRS BY LESSEE. Subject to the other provisions of this Lease concerning repairs, improvements, alterations or additions required to be made by the LESSEE or LESSOR, the LESSEE shall yield up the Premises to LESSOR at the expiration of this Lease in the same condition as when it was received by LESSEE, normal wear and tear excepted and excepting any improvements made by LESSEE.

    7. UTILITIES. LESSEE shall be responsible to supply and pay for all utilities to the subject Premises including, but not limited to, heat, electricity, garbage removal, and snow plowing. LESSEE shall be responsible for its own telephone usage and/or other communication systems utilized at the Premises. Damage caused by a failure to provide adequate heat to the Premises shall be the sole responsibility of LESSEE who shall indemnify and hold LESSOR harmless therefrom.

    8. PERSONAL PROPERTY TAXES. LESSEE shall be responsible for any and all personal property taxes levied upon the Premises due to inventory, equipment or machinery maintained upon the Premises by LESSEE.

    9. REAL ESTATE TAXES. LESSEE shall be solely responsible for payment when due of real estate taxes assessed by the Town of Newry in reference to the Leased Premises and tax increases as may be levied by the Town of Newry.

    10. SIGNS. LESSEE shall conform with the Town of Newry Zoning Regulations regarding signs, displays, advertising devices or other things upon or about the exterior Premises of the building.

    11. PARKING. LESSEE shall be entitled to all parking associated with the Premises.

    12. FIXTURES AND EQUIPMENT. Also included in this Lease are all fixtures and equipment currently in place at said Premises. Said inventory and fixtures include, but are not limited to, counters, display racks, security system, storage shelving, mirrors and soft good bins. LESSEE shall be obligated to maintain said fixtures or their reasonable equivalent and shall turn over to LESSOR said fixtures upon expiration of this Lease which shall be in good, workable condition, normal wear and tear excepted.

    13.  INSURANCE.

    (a) LIABILITY INSURANCE. LESSEE shall maintain at LESSEE'S expense, public liability insurance covering the Premises and the use and occupancy of same for the mutual benefit of LESSOR and LESSEE naming LESSOR as an additional named

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


    insured and combined single limits coverage of not less than $3,000,000 for death, personal injury, or property damage. Said insurance shall be written on a comprehensive general liability form and include the broad form general liability endorsement. A copy of the declaration page of said insurance shall be provided to LESSOR and LESSOR shall specifically require notification by the insurer to LESSOR of any failure to pay or other breach of the terms of said insurance. A copy of said insurance declaration sheet or other insurance documents required by LESSOR'S mortgage bank shall be provided by LESSEE or its agent to said bank.

    (b) HAZARD INSURANCE. LESSEE shall protect the Premises including the exterior grounds, parking area and improved areas with casualty insurance for the benefit of LESSOR including loss against damage by fire, wind, storm, earthquake and similar hazards. Such policy of insurance shall be for the full insurable replacement value of the building and improvements contained thereon. A copy of the declaration sheet of said policy shall likewise be provided by LESSEE'S insurance to LESSOR's naming the LESSOR as an additional insured party and identifying LESSOR as a party to be notified in the event of any insurance laps or any claim made thereon.

    (c) The failure of LESSEE to maintain and pay for said insurance when due or otherwise comply with the terms of said insurance policy shall constitute a material breach of this Lease.

    (d) A copy of said insurance policy(ies) obtained and maintained by LESSEE shall be provided by LESSEE to LESSOR upon LESSOR'S request.

    (e) LESSEE shall likewise maintain similar casualty insurance to cover the replacement cost of all inventory owned by LESSEE in the subject Premises. LESSEE shall be named insured in regard to said inventory, however, LESSOR shall also be named as an additional insured party.

    Said insurance(s) procured by LESSEE as herein required, shall be issued by a company licensed to do business in the State of Maine and shall contain endorsements that:

         i. such insurance(s) may not be canceled or amended with respect to LESSOR by the insurance company without notice to the LESSOR;

         ii. LESSOR shall be named as an additional insured with respect to any and all public liability; and

         iii. LESSEE shall be solely responsible for payment or premiums for
              such      insurance.

    14. DESTRUCTION AND CONDEMNATION OF PREMISES. In the event that said Premises, or any substantial part of the building to which they are a part, shall be destroyed or damaged by fire or other unavoidable casualty, or by the action of the Town or other

                                          4

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authorities, after the execution thereof, and before the expiration of said term, and the Leased Premises have not been restored to their original condition within ninety (90) days of said taking, destruction or action, then this Lease and the said terms shall terminate at the election of either party. A "substantial part" means a sufficient portion of the Premises such that use of the Premises for its then current purposes is materially impaired and cannot be restored. LESSEE and LESSOR shall both be obligated to restore the Premises as nearly as possible to pre-condemnation condition and apply the net proceeds of any applicable insurance to that restoration. Neither LESSOR nor LESSEE shall be obligated to expend in excess of net insurance proceeds to restoration, although each shall have the option to do so without any changes in base rent or additional rent hereunder, except as provided immediately below. A "just proportion" of the rent hereinafter reserved, according to the nature or the extent of the injury sustained by the demised Premises, shall be immediately suspended and abated while the demised Premises are being restored. The term "just proportion" as used herein shall be a fraction, the numerator of which shall be the total retail revenues produced by the Premises destroyed or rendered unusable and the denominator of which shall be the total revenues produced by the Leased Premises as expressed as a percentage. In the event of a dispute regarding this provision, the parties shall arbitrate the issues.

    15. BREACH. Except for monetary default by LESSEE, which LESSEE shall have no right to cure, if the LESSEE should neglect or fail to perform or observe any of the covenants contained herein which are required of LESSEE, and if such failure is not cured within thirty (30) days after written notice by LESSOR, or if such breach cannot by its nature be cured within 30 days, then LESSEE shall commence to cure such default and shall pursue such cure to conclusion within a reasonable period in light of the nature of the default, or if the LESSEE shall be declared bankrupt or insolvent accordance to the law, reorganized under the Bankruptcy Act, or if any assignment shall be made of its property for the benefit of creditors then and in any time thereafter, and without demand or notice, LESSOR may enter into and upon the same Premises or any part thereof, and repossess the same as of their former estate and expel the LESSEE and those claiming through or under it and remove their effects by proper legal process, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and upon entry of, as aforesaid, this Lease shall terminate, and the LESSEE covenant that in case of such termination it will indemnify the LESSOR against all loss of rent and other payment which they may incur by reason of such termination during the residue of the time first above specified for the duration of the said term. The LESSOR shall be obligated to take reasonable steps to obtain other tenants, the rents from whom shall be set off against rents due from LESSEE.

    16. ASSIGNMENT OR SUBLEASE. This Lease shall not be assigned nor can the Premises be sublet prior to written consent of the LESSOR, which consent shall not be unreasonable withheld or delayed. An assignment to any corporation or entity which is affiliated with or under management and control of LESSEE is hereby expressly permitted by LESSOR, however, LESSOR shall remain primarily liable upon the Lease unless expressly released in writing by LESSOR. LESSOR agrees that LESSEE may collaterally assign this Lease to its senior lenders and LESSOR shall execute and deliver such consents to assignment as may be required by LESSEE'S senior lending institutions.

    17. COMPLIANCE WITH LAW AND LIEN PREVENTION. LESSEE agrees that it shall promptly comply at its own expense with all requirements of any governmental authority having competent jurisdiction which requirements are made necessary by reason of LESSEE'S occupancy of said Premises. Further, LESSEE agrees to pay all contractors and subcontractors for any improvements or additions to the Leased Premises contracted for by the LESSEE with LESSOR'S consent as required hereinabove. LESSOR shall include similar provision in Leases issued to other tenants.

    18. SUBORDINATION. LESSEE agrees, at the request of the LESSOR, to subordinate this Lease to any mortgages placed upon the Premises, to agree not to prepay rent more than ten (10) days in advance, except as otherwise agreed by the parties in writing, provided that the holder of such mortgage or mortgagees enter into any agreement with LESSEE by the terms of which such party agrees not to disturb the LESSEE in its possession of the Premises so long as LESSEE continues to perform its obligations hereunder, and in the event of acquisition of title by said party through foreclosure proceedings or otherwise, to accept LESSEE as LESSEE of the Premises under terms and conditions of this Lease to perform LESSOR'S obligations hereunder (but only while owner of the Premises), and LESSEE agrees to recognize such party or any other person acquiring title to the Premises as LESSOR. LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the foregoing provisions. LESSEE shall have the right upon receiving a judgment of foreclosure upon the Premises to at LESSEE'S option and upon thirty (30) days notice to terminate this Lease.

    19. INDEMNITY. LESSEE will indemnify and hold the LESSOR harmless against tall claims and demands for loss or damage, including property damage, normal wear and tear excepted, personal injury and wrongful death, arising out of or caused by the negligent act or omissions LESSEE will reimburse LESSOR for their costs, expenses, judgments, executions or claims in connection with the defense of any such actions.

    LESSEE shall give prompt notice to the LESSOR in case of fire or accident in the demised Premises or in the building of which the demised Premises are a part of or defects therein or in any fixtures or equipment.

    20. ATTORNEYS FEES. If LESSEE defaults, fails to pay rent or breaches any of the terms herein and damages are collected through any attorney-at-law, LESSEE agrees to pay all reasonable attorneys fees and related costs of collection. Likewise, a breach by LESSOR shall result in LESSOR being responsible for reasonable attorneys fees and related costs relating to remedying such breach,

    21. RECORD. LESSOR and LESSEE agree that a Memorandum of Lease shall be recorded. LESSOR and LESSEE shall enter into an agreement in recordable form, setting forth actual commencement and termination dates of this Lease. Said Memorandum is attached hereto and made a part hereof as Exhibit "B".

    22. INTENT. The parties hereto intend that the terms and conditions of this Lease are

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


for commercial purposes.

    23. NOTICE. Any notice required to be given by the terms hereof shall be deemed duly served if sent by certified mail, return receipt request, through the United States Postal Service, after the term of this Lease has commenced or to the LESSOR at the said Premises, or to either party at such place as may from time to time be established in the following manner:



    Daniel Seme
    Sunday River, Ltd.
    P.O. Box 450
    Sunday River Road
    Newry, Maine 04217

    Mark Girard
    Grand Summit Resort Properties, Inc.
    P.O. Box 450
    Bethel, ME 04217

    24. SEVERALTY. If any provision of this Lease or its application to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

    25. RIGHT OF FIRST REFUSAL. In consideration of value recited herein, LESSOR grants to LESSEE a Right of First Refusal to purchase the Leased Premises under the same terms and conditions contained in any bona fide offer to purchase received by LESSOR subject to the following terms and conditions:

    (a) LESSOR shall notify LESSEE of the terms of any bona fide offer to purchase the subject Premises received by LESSOR which LESSOR is prepared to accept. Said notice shall be in writing and mailed certified mail, return receipt requested, to LESSEE'S business Premises located at Newry, Maine or to any other address given in writing by LESSEE for the purpose of notice.

    (b) Upon receipt of said notice of offer, LESSEE shall have thirty (30) days to notify LESSOR of its intent to exercise its right of first refusal. Said thirty day period shall run from midnight of the date of delivery of said notice until midnight of the thirtieth (30th) day thereafter.

    (c) Said responsive notice by LESSEE shall be mailed certified mail, return receipt requested, to LESSOR'S principal place of business in Newry, Maine or such other address as directed in writing by LESSOR.

    (d) LESSEE shall have forty-five (45) days from receipt by LESSEE under Paragraph 25(a) of said notice to enter into a binding written contract for the purchase of said Leased Premises, the terms of which shall correspond to those contained in the bona fide offer received by LESSOR.

    (e) LESSEE shall have sixty (60) days from the execution of said written contract, under Paragraph 25(d) to close the purchase and meet the terms of said contract.

    (f) The right of first refusal contained herein shall expire upon the expiration of this Lease or any renewal thereof. It shall be contained in the Memorandum of Lease recorded in connection herewith.

    Dated this 12th day of September, 1997.


IN PRESENCE OF:                   GRAND SUMMIT RESORT
                                  PROPERTIES, INC.


    /s/ Paula M. Perry                 /s/ Mark P. Girard
------------------------------    ------------------------------
Witness                           By:  Mark P. Girard
                                  Its: Vice President


    /s/ Christi Jones
------------------------------
Witness

                                  SUNDAY RIVER, LTD.


    /s/ [Illegible]                    /s/ Christopher E. Howard
------------------------------    -----------------------------------
Witness                           By:  Christopher E. Howard
                                  Its: Chief Administrative Officer


    /s/ Jennifer S. Giles
------------------------------
Witness

STATE OF MAINE
OXFORD COUNTY, ss

    At Newry, Maine, this 12th day of September, 1997, personally appeared Mark Girard, Vice President and duly authorized agent of Grand Summit Resort Properties, Inc. and acknowledged this instrument by him/her, sealed and subscribed to be his/her free act and deed and the free act and deed of Grand Summit Resort Properties, Inc.

                             Before me,


                                  /s/ Deirdre M. O'Callaghan
                             -----------------------------------
                             Attorney at Law
                             Deirdre M. O'Callaghan


STATE OF MAINE
OXFORD COUNTY, ss

    At Newry, Maine, this 12th day of September, 1997, personally appeared Chris Howard, Chief Admin. Officer and duly authorized agent of Sunday River, Ltd. and acknowledged this instrument by him/her, sealed and subscribed to be his/her free act and deed and the free act and deed of Sunday River, Ltd.

                             Before me,


                                  /s/ Deirdre M. O'Callaghan
                             -----------------------------------
                             Attorney at Law
                             Deirdre M. O'Callaghan

                                      EXHIBIT A

                          Grand Summit Hotel at Jordan Bowl
                                Commercial Lease Area


                                               SQUARE FEET
Administration                                   1,777
Real Estate                                        962
Business Office                                    231
Restaurant                                       3,534
Slopeside Restaurant                             4,042
Health Club                                      4,046
Arcade                                             520
Retail Shops                                     4,850
Ballroom                                         2,995
Conference Rooms                                 2,758
Kitchen Space                                    5,501
Day Care                                           989
Ski Check                                          469
Sales Office                                     1,710
                                               -------
                                                33,884


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